Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
First Industrial Realty Trust, Inc.
First Industrial, L.P.
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

First Industrial Realty Trust, Inc.:

Fees to be Paid	Equity	Common Stock (par value ($0.01 per share)	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock (par value $0.01 per share)	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares	457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantees of Debt Securities of First Industrial, L.P. (3)	457(r)	(3)	(1)	(1)	(3)	(3)

First Industrial, L.P.:

Fees to be Paid	Debt	Debt Securities (4)	457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A

	Total Offering Amounts					—	—	(1)
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	$88,160.00 (2)
	Net Fee Due					—	—	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	First Industrial Realty Trust, Inc.	424(b) (5)	333-269886	2/24/2023	—	$88,160.00 (2)	Equity	Common Stock (par value $0.01 per share)	—	$800,000,000.00	—

Fee Offset Sources	First Industrial Realty Trust, Inc.	424(b) (5)	333-269886	—	2/24/2023	—	—	—	—	—	$88,160.00 (2)

1
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
2
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. First Industrial Realty Trust, Inc. has previously registered shares of common stock having an aggregate offering price of up to $800,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 24, 2023 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form
S-3
(Registration
No. 333-269886),
filed with the Securities and Exchange Commission on February 21, 2023. In connection with the filing of the Prior Prospectus Supplement, First Industrial Realty Trust, Inc. paid total filing fees of $88,160.00, consisting of a contemporaneous fee payment in the amount of $54,061.67 and an offset of $34,098.33 based on a portion of previously paid registration fees of $64,900.00 paid on the unsold securities offered by means of a prospectus supplement, dated February 14, 2020, pursuant to a Registration Statement on Form
S-3
(Registration
No. 333-236418),
filed with the Securities and Exchange Commission on February 13, 2020. As of the date of this registration statement, no shares of common stock have been sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $88,160.00 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. First Industrial Realty Trust, Inc. has terminated the offering that included the unsold securities under the Prior Registration Statement.
3
No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees
.
4
The debt securities offered by First Industrial, L.P. may be accompanied by guarantees issued by First Industrial Realty Trust, Inc.